Exhibit 99.2

合作谅解备忘录

Memorandum of Understanding

甲方：Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

Party A：Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

乙方：深圳市塔米尔文化旅游发展有限公司

Party B: Shenzhen Tamir Cultural Tourism Development Co., LTD (“Tamir”)

ATXG是一家专注于服装制造、物流服务、物业管理的综合服务提供商。其服装制造业务主要是向位于中国的批发商进行销售。物流业务包括送货和快递服务，覆盖中国内地重要城市。物业管理和转租业务为服装市场的服装批发商和零售商提供店铺转租和物业管理服务。

ATXG is an integrated service provider focusing on garment manufacturing, logistics services, property management, and subleasing. In the clothing manufacturing business segment, ATXG primarily sells garments to wholesalers in China, while the logistics services segment encompasses delivery and courier services, serving key cities within mainland China. In the realm of property management and leasing segment, ATXG offers shop leasing and property management services to clothing wholesalers and retailers in the apparel market.

塔米尔文旅发展，秉承”匠心独运·构筑经典”的使命，致力于成为中国文商旅产业和乡村振兴领先的全过程服务商。通过顶层谋划, 实现规划设计、产品打造落慧完美结合，以开发运营策划为前提，规划设计为核心，整合顶层设计、投融资、开发、建造、招商、运营、培训、打造泛旅游开发运营服务平台，为文化、旅游、大健康、体育、农业、教育等区域综合开发运营及项目落地建设提供金链全程孵化服务。业务涉及区域发展战略地建设、招商运营 “四位一体” 的综合服务。全面业务覆盖全国，完成多15个城市，累计18个高品质项目。

Tamir, adhering by the mission of “By Ingenuity, Constructing Classic,” is dedicated to becoming a leading full-process service provider in Chinese cultural and commercial tourism, as well as rural revitalization. Through top-level planning, Tamir aims to achieve a seamless integration of planning and design, along with product creation. With development and operation planning as the foundation and planning and design as the core, Tamir is able to unite top-level designs, investments and financing, developments, construction, promotion, operation, and training, thereby establishing a pan-tourism development and operation service platform with Artificial Intelligence (“AI”). Tamir provides incubation services encompassing culture, tourism, health, sports, agriculture, education, and other aspects of regional comprehensive development operations and project construction. Its business also encompasses regional development strategic construction, as well as the investment and operation of “four-in-one” comprehensive services. Its extensive business coverage spans the country, with involvement in more than 15 cities in the People’s Republic of China (the “PRC”) and the successful completion of a total of 18 high-quality projects in various cities in the PRC.

于2024年2月6日，双方通过签署本了一份为期3年的合作谅解备忘录达成ATXG与塔米尔文旅发展的合作。通过这份谅解备忘录，双方旨在建立战略合作，共同打造全新的”旅游即服务”平台，以人工智能和区块链工具进一步提升在中华人民共和国全链旅游服务的效率。双方将合作在中国打造全方位的品牌供应链、产品供应链和营销供应链服务。

On February 06, 2024, ATXG and Tamir entered into a 3-year Memorandum of Understanding (the “MOU”). Through the MOU, the parties aim to establish strategic cooperation to build a brand-new “Tourism-as-a-Service” platform, further enhancing efficiency in its full-chain tourism service with AI and block-chain tools in the PRC. Both parties will collaborate to build comprehensive brand supply chains, product supply chains, and marketing supply chains in the PRC.

签字

SIGNATURE PAGE

甲方：Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

Party A：Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

签章 / Signature & seal：

乙方：深圳市塔米尔文化旅游发展有限公司

Party B: Shenzhen Tamir Cultural Tourism Development Co., LTD (“Tamir”)

签章 / Signature & seal：